                                                        Exhibit 99(G)(3)

                        AMENDMENT TO CUSTODIAN CONTRACT

        This Amendment to the Custodian Contract is made as of July 17, 2001 by and between each of the funds listed on the attached Schedule D (including any series thereof, each, a "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

        WHEREAS, each Fund and the Custodian entered into a Custodian Contract dated as of the dates set for on Schedule D (each contract, as amended and in effect from time to time, a "Contract");

        WHEREAS, each Fund may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series listed on Schedule D subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referTed to as a "Portfolio", and, collectively, the "Portfolios");

        WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule l7f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule l7f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund and any such Portfolio held outside of the United States.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract relating to the 1997 revisions to Rule l7f-5 promulgated under the Investment Company Act of 1940 and dated February 22, 1999 is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

3.      Provisions Relating to Rules 17f-5 and 17f-7
        --------------------------------------------

3.1.    Definitions. Capitalized terms in this Amendment shall have the
        -----------
following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule l7f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Funds' and/or Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Funds' and/or Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule l7f-5.

3.2.    The Custodian as Foreign Custody Manager.
        ----------------------------------------

        3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund,
              ------------------------------------------------------
by resolution adopted by its Board of Trustees/Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule l7f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Funds and/or Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Funds and/or Portfolios.

        3.2.2 Countries Covered. The Foreign Custody Manager shall be
              -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Funds and/or Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

        3.2.3   Scope of Delegated Responsibilities:
                -----------------------------------

                (a) Selection of Eligible Foreign Custodians. Subject to the
                    ----------------------------------------
provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(l).

                (b) Contracts With Eligible Foreign Custodians. The Foreign
                    ------------------------------------------
Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                (c) Monitoring. In each case in which the Foreign Custody
                    -----------
Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign

Custody Manager, the Foreign Custody Manager shall establish a system to monitor in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board and the Fund's duly appointed manager in accordance with Section 3.2.5 hereunder.

        3.2.4  Guidelines for the Exercise of Delegated Authority. For purposes
               --------------------------------------------------
of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

        3.2.5  Reporting Requirements. The Foreign Custody Manager shall report
               ----------------------
the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board and the Fund's duly appointed manager an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board and the Fund's duly appointed manager of any other material change in the foreign custody arrangements of the Funds and/or Portfolios described in this Section 3.2 after the occurrence of the material change.

        3.2.6  Standard of Care as Foreign Custody Manager of the Fund. In
               ---------------------------------------------------
performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

        3.2.7  Representations with Respect to Rule 17f-5. The Foreign Custody
               --------------------------------------------
Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

        3.2.8  Effective Date and Termination of the Custodian as Foreign
               ----------------------------------------------------------
Custody Manager. The Board's delegation to the Custodian as Foreign Custody
---------------
Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3     Eligible Securities Depositories.
        --------------------------------

        3.3.1  Analysis and Monitoring. The Custodian shall (a) provide
               -----------------------
the Board and the Fund's duly appointed manager with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section
(a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Board and the Fund's duly appointed manager of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7. The risk analysis provided by the Custodian may include consideration of the following, as deemed appropriate and relevant by the Custodian: a depository's expertise and market reputation, the quality of its services, its financial strength (including the level of settlement guarantee funds, collateral requirements, lines of credit, or insurance as compared with participants' daily settlement obligations), any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections.

        3.3.2  Standard of Care. The Custodian agrees to exercise
               ----------------
reasonable care, prudence and diligence in performing the duties set forth in
Section 3.3.1.

 4.     Duties of the Custodian with Respect to Property of the
        -------------------------------------------------------
        Portfolios Held Outside the United States.
        -----------------------------------------

4.1     Definitions. Capitalized terms in this Article 4 shall have the
        -----------
following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.    Holding Securities. The Custodian shall identify on its books as
        ------------------
belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.    Foreign Securities Systems. Foreign securities shall be maintained in a
        --------------------------
Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.    Transactions in Foreign Custody Account.
        ----------------------------------------

        4.4.1.  Delivery of Foreign Assets. The Custodian or a Foreign Sub-
                --------------------------
Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

        (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

        (ii) in connection with any repurchase agreement related to foreign securities;

        (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

        (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

        (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

        (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

        (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

        (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

        (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

        (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (xi)    in connection with the lending of foreign securities; and

        (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

        4.4.2.  Payment of Portfolio Monies. Upon receipt of Proper
                ---------------------------
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

        (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

        (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

        (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

        (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

        (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

        (vi) for payment of part or all of the dividends received in respect of securities sold short;

        (vii) in connection with the borrowing or lending of foreign securities; and

        (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

        4.4.3.  Market Conditions. Notwithstanding any provision of this
                -----------------
Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board and the Fund's duly appointed manager the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.    Registration of Foreign Securities. The foreign securities maintained in
        ----------------------------------
the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6     Bank Accounts. The Custodian shall identify on its books as belonging
        -------------
to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Amendment to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7.    Collection of Income. The Custodian shall use reasonable commercial
        --------------------
efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8     Shareholder Rights. With respect to the foreign securities held
        ------------------
pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.    Communications Relating to Foreign Securities. The Custodian shall
        -----------------------------------------------
transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

 4.10.    Liability of Foreign Sub-Custodians.
          ------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and, to the extent possible, to indermnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the

Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.   Tax Law.
        --------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.   Liability of Custodian.
        -----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3.2.1 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                 [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                                   STATE STREET BANK and TRUST COMPANY

/s/ Raelene S. LaPlante                             /s/ Ronald E. Logue
_________________________                       By:_____________________________________________
Raelene S. LaPlante                             Name:  Ronald E. Logue
V.P. & Associate Counsel                        Title: Vice Chairman and Chief Operating Officer



WITNESSED BY:                                   EACH FUND LISTED ON SCHEDULE D


/s/ Jane Dalton                                     /s/ Judy A. Rice
_________________________                       By:_____________________________________________
*[name]                                         Name:  Judy A. Rice
[title]                                         Title: Vice President

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS


Country                          Subcustodian

Argentina                        Citibank, N.A.

Australia                        Westpac Banking Corporation

Austria                          Erste Bank der Osterreichischen Sparkassen AG

Bahrain                          HSBC Bank Middle East
                                 (as delegate of the Hongkong and Shanghai
                                 Banking Corporation Limited)

Bangladesh                       Standard Chartered Bank

Belgium                          Fortis Bank nv-sa

Benin                            via Societe Generale de Banques en Cote
                                 d'Ivoire, Abidjan, Ivory Coast

Bermuda                          The Bank of Bermuda Limited

Bolivia                          Citibank, N.A.

Botswana                         Barclays Bank of Botswana Limited

Brazil                           Citibank, N.A.

Bulgaria                         ING Bank N.V.

Burkina Faso                     via Societe Generale de Banques en Cote
                                 d'Ivoire, Abidjan, Ivory Coast

Canada                           State Street Trust Company Canada

Chile                            BankBoston, N.A.

People's Republic of China       Hongkong and Shanghai Banking Corporation
                                 Limited, Shanghai and Shenzhen branches

                                                                SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



Country           Subcustodian

Colombia          Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica        Banco BCT S.A.

Croatia           Privredna Banka Zagreb d.d

Cyprus            The Cyprus Popular Bank Ltd.

Czech Republic    Ceskoslovenska Obchodni Banka, A.S.

Denmark           Danske Bank A/S

Ecuador           Citibank, N.A.

Egypt HSBC Bank Egypt S.A.E (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia           Hansabank

Finland           Merita Bank Plc.

France            BNP Paribas Securities Services, S.A.

Germany           Dresdner Bank AG

Ghana             Barclays Bank of Ghana Limited

Greece            National Bank of Greece S.A.

Guinea-Bissau     via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Hong Kong         Standard Chartered Bank

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country             Subcustodian

Hungary             Citibank Rt.
                    (converting to Bank Austria Creditanstalt Rt
                    August 10, 2001)

Iceland             Icebank Ltd.

India               Deutsche Bank AG

                    Hongkong and Shanghai Banking Corporation Limited

Indonesia           Standard Chartered Bank

Ireland             Bank of Ireland

Israel              Bank Hapoalim B.M.

Italy               BNP Paribas, Italian Branch

Ivory Coast         Societe Generale de Banques en Cote d'Ivoire

Jamaica             Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan               The Fuji Bank, Limited

                    Sumitomo Mitsui Banking Corporation

Jordan HSBC Bank Middle East (as delegate of Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan          HSBC Bank Kazakhstan

Kenya               Barclays Bank of Kenya Limited

Republic of Korea   Hongkong and Shanghai Banking Corporation Limited

Latvia              A/s Hansabanka

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



Country           Subcustodian

Lebanon           HSBC Bank Middle East
                  (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania         Vilniaus Bankas AB

Malaysia          Standard Chartered Bank Malaysia Berhad

Mali              via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Mauritius         Hongkong and Shanghai Banking Corporation Limited

Mexico            Citibank Mexico, S.A.

Morocco           Banque Commerciale du Maroc

Namibia           Standard Bank Namibia Limited

Netherlands       Fortis Bank (Nederland) N.V.

New Zealand       Westpac Banking Corporation

Niger             via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Nigeria           Stanbic Merchant Bank Nigeria Limited

Norway            Christiania Bank og Kreditkasse ASA

Oman              HSBC Bank Middle East
                  (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan          Deutsche Bank AG

Palestine         HSBC Bank Middle East (as delegate of the Hongkong and
                  Shanghai Banking Corporation Limited)

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



Country            Subcustodian

Panama             BankBoston, N.A.

Peru               Citibank, N.A.

Philippines        Standard Chartered Bank

Poland             Bank Handlowy w Warszawie S.A.

Portugal           Banco Comercial Portugues

Qatar              HSBC Bank Middle East
                   (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania            ING Bank N.V.

Russia             Credit Suisse First Boston AO - Moscow
                   (as delegate of Credit Suisse First Boston - Zurich)

Senegal            via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                   Ivory Coast

Singapore          The Development Bank of Singapore Limited


Slovak Republic    Ceskoslovenska Obchodni Banka, A.S.

Slovenia           Bank Austria Creditanstalt d.d. - Ljubljana

South Africa       Standard Bank of South Africa Limited

Spain              Banco Santander Central Hispano S.A.

Sri Lanka          Hongkong and Shanghai Banking Corporation Limited

Swaziland          Standard Bank Swaziland Limited

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS



Country           Subcustodian

Sweden            Skandinaviska Enskilda Banken

Switzerland       UBS AG

Taiwan - R.O.C.   Central Trust of China

Thailand          Standard Chartered Bank

Togo              via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Trinidad          Republic Bank Limited
 & Tobago

Tunisia           Banque Internationale Arabe de Tunisie

Turkey            Citibank, N.A.

Ukraine           ING Bank Ukraine

United Arab       HSBC Bank Middle East
 Emirates         (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

United Kingdom    State Street Bank and Trust Company, London Branch

Uruguay           BankBoston, N.A.

Venezuela         Citibank, N.A.

Vietnam           The Hongkong and Shanghai Banking Corporation Limited

Zambia            Barclays Bank of Zambia Limited

Zimbabwe          Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country           Depositories

Argentina         Caja de Valores S.A.

Australia         Austraclear Limited

                  Reserve Bank Information and Transfer System

Austria           Oesterreichische Kontrollbank AG
                  (Wertpapiersammelbank Division)

Belgium           Caisse Interprofessionnelle de Depots et de Virements de
                  Titres, S.A.

                  Banque Nationale de Belgique

Benin             Depositaire Central - Banque de Reglement

Brazil            Companhia Brasileira de Liquidacao e Custodia

                  Sistema Especial de Liquidacao e de Custodia (SELIC)

                  Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria          Central Depository AD

                  Bulgarian National Bank

Burkina Faso      Depositaire Central - Banque de Reglement

Canada            Canadian Depository for Securities Limited

Chile             Deposito Central de Valores SA.

People's          Shanghai Securities Central Clearing & Registration
Republic          Corporation
of China
                  Shenzhen Securities Central Clearing Co., Ltd.

Colombia          Deposito Centralizado de Valores

                                                                     SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country           Depositories

Costa Rica        Central de Valores S.A.

Croatia           Ministry of Finance

                  National Bank of Croatia

                  Sredisnja Depozitarna Agencija d.d.

Czech Republic    Stredisko cennych papiru

                  Czech National Bank

Denmark           Vaerdipapircentralen (Danish Securities Center)

Egypt             Misr for Clearing, Settlement, and Depository

Estonia           Eesti Vaartpaberite Keskdepositoorium

Finland           Finnish Central Securities Depository

France            Euroclear France

Germany           Clearstream Banking AG, Frankfurt

Greece            Bank of Greece,
                  System for Monitoring Transactions in Securities in Book-Entry Form

                  Apothetirion Titlon AE - Central Securities Depository

Guinea-Bissau     Depositaire Central - Banque de Reglement

Hong Kong         Central Clearing and Settlement System

                  Central Moneymarkets Unit

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country              Depositories


Hungary              Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)


Iceland              Iceland Securities Depository Limited


India                National Securities Depository Limited

                     Central Depository Services India Limited

                     Reserve Bank of India


Indonesia            Bank Indonesia

                     PT Kustodian Sentral Efek Indonesia


Israel               Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                     Clearinghouse)


Italy                Monte Titoli S.p.A.


Ivory Coast          Depositaire Central - Banque de Reglement


Jamaica              Jamaica Central Securities Depository


Japan                Japan Securities Depository Center (JASDEC)

                     Bank of Japan Net System


Kazakhstan           Central Depository of Securities


Kenya                Central Bank of Kenya


Republic of Korea    Korea Securities Depository


Latvia               Latvian Central Depository

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country           Depositories

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                  Banque du Liban


Lithuania         Central Securities Depository of Lithuania


Malaysia          Malaysian Central Depository Sdn. Bhd.

                  Bank Negara Malaysia,
                  Scripless Securities Trading and Safekeeping System


Mali              Depositaire Central - Banque de Reglement

Mauritius         Central Depository and Settlement Co. Ltd.

                  Bank of Mauritius


Mexico            S.D. INDEVAL (Instituto para el Deposito de Valores)


Morocco           Maroclear


Netherlands       Nederlands Centraal Instituut voor
                  Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand       New Zealand Central Securities Depository Limited


Niger             Depositaire Central - Banque de Reglement


Nigeria           Central Securities Clearing System Limited


Norway            Verdipapirsentralen (Norwegian Central Securities Depository)


Oman              Muscat Depository & Securities Registration Company, SAOC

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country           Depositories

Pakistan          Central Depository Company of Pakistan Limited

                  State Bank of Pakistan

Palestine         Clearing Depository and Settlement, a department of the
                  Palestine Stock Exchange

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A.

Philippines       Philippine Central Depository, Inc.

                  Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland National Depository of Securities (Krajowy Depozyt Papierow Wartosciowych SA)

                  Central Treasury Bills Registrar

Portugal          Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania           National Securities Clearing, Settlement and Depository
                  Company

                  Bucharest Stock Exchange Registry Division

                  National Bank of Romania

Russia            Vneshtorgbank, Bank for Foreign Trade of the Russian
                  Federation

Senegal           Depositaire Central -- Banque de Reglement

Singapore         Central Depository (Pte) Limited

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS



Country           Depositories


                  Monetary Authority of Singapore


Slovak Republic   Stredisko cennych papierov

                  National Bank of Slovakia


Slovenia          Klirinsko Depotna Druzba d.d.


South Africa      Central Depository Limited

                  Share Transactions Totally Electronic (STRATE) Ltd.


Spain             Servicio de Compensacion y Liquidacion de Valores, S.A.

                  Banco de Espana, Central de Anotaciones en Cuenta


Sri Lanka         Central Depository System (Pvt) Limited


Sweden            Vardepapperscentralen VPC AB
                  (Swedish Central Securities Depository)


Switzerland       SegaIntersettle AG (SIS)


Taiwan - R.O.C.   Taiwan Securities Central Depository Co., Ltd.


Thailand          Thailand Securities Depository Company Limited


Togo              Depositaire Central - Banque de Reglernent


Tunisia           Societe Tunisienne Interprofessionelle pour la
                  Compensation et de Depots des Valeurs Mobilieres


Turkey            Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                     Depositories

                            Central Bank of Turkey

Ukraine                     National Bank of Ukraine

                            Mizhregionalny Fondovy Souz

United Arab                 Clearing and Depository System,
Emirates                    a department of the Dubai Financial Market


Venezuela                   Banco Central de Venezuela

Zambia                      LuSE Central Shares Depository Limited

                            Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                                 Brief Description
-------------------------------                                 -----------------
(scheduled frequency)

The Guide to Custody in World Markets                An overview of settlement and safekeeping procedures,
-------------------------------------                custody practices and foreign investor considerations for
(hardcopy annually and regular                       the markets in which State Street offers custodial
website updates)                                     services.

Global Custody Network Review                        Information relating to Foreign Sub-Custodians in State
-----------------------------                        Street's Global Custody Network. The Review stands as an
(annually)                                           integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them iv complying
                                                     with SEC Rule 17f-5. The Review also gives insight into
                                                     State Street's market expansion and Foreign Sub-Custodian
                                                     selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign SubCustodian banks.

Securities Depository Review                         Custody risk analyses of the Foreign Securities Depositories
----------------------------                         presently operating in Network markets. This publication is
(annually)                                           an integral part of the materials that State Street
                                                     provides to its U.S. mutual fund clients to meet
                                                     informational obligations created by SEC Rule 17f-7.

Global Legal Survey                                  With respect to each market in which State Street offers
-------------------                                  custodial services, opinions relating to whether local law
(annually)                                           restricts (i) access of a fund's independent public
                                                     accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to
                                                     recover in the event of bankruptcy or insolvency of a
                                                     foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a
                                                     Foreign Sub-Custodian or Foreign Securities System, and (iv)
                                                     the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                              Copies of the contracts that State Street has entered into
-----------------------                              with each Foreign Sub-Custodian that maintains U.S. mutual
(annually)                                           fund assets in the markets in which State Street offers
                                                     custodial services.

Global Market Bulletin                               Information on changing settlement and custody conditions in
----------------------                               markets where State Street offers custodial services.
(daily or as necessary)                              Includes changes in market and tax regulations, depository developments, dematerialization information, as well as
                                                     other market changes that may impact State Street's clients.

Foreign Custody Advisories                           For those markets where State Street offers custodial
(as necessary)                                       services that exhibit special risks or infrastructures
                                                     impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                              Informational letters and accompanying materials confirming
(presently on a quarterly                            State Street's foreign custody arrangements, including a
basis or as otherwise necessary)                     summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks
                                                     associated with maintaining assets with Foreign Securities
                                                     Depositories.

                                   Schedule D
                                   ----------

                                                                                                           Date of
                                                                               Execution                 Declaration
  Fund Name                                                                      Date                     of Trust*
  ---------                                                                      ----                     --------

  CASH ACCUMULATION TRUST                                                      12-Dec-97                  27-Apr-84
   Liquid Assets Fund
   National Money Market Fund

  COMMAND GOVERNMENT FUND                                                      1-Jul-90                   18-Aug-81

  COMMAND MONEY FUND                                                           1-Jul-90                    5-Jun-81

  COMMAND TAX-FREE FUND                                                        1-Jul-90                    5-Jun-81

  DUFF & PHELPS UTILITIES TAX-FREE INCOME
  FUND, INC.                                                                   21-Nov-91

  FIRST FINANCIAL FUND, INC.                                                    1-May-86

  GLOBAL UTILITY FUND, INC.                                                    21-Dec-89

  NICHOLAS-APPLEGATE FUND, INC.                                                10-Apr-87
   Nicholas-Applegate Growth Equity Fund

  PRUDENTIAL CALIFORNIA MUNICIPAL FUND                                         1-Aug-90                   18-May-84
   California Series
   California Income Series
   California Money Market Series

  PRUDENTIAL CORE INVESTMENT FUND                                             23-Apr-99                   25-May-99
   Short-Term Bond Series
   Short-Term Municipal Bond Series
   National Municipal Money Market Series
   Taxable Money Market Series
   Government Money Market Series
   Treasury Money Market Series

  PRUDENTIAL DIVERSIFIED FUNDS                                                 2-Sep-98                   29-Jul-98
   Prudential Diversified Conservative Growth Fund
   Prudential Diversified Moderate Growth Fund
   Prudential Diversified High Growth Fund

  PRUDENTIAL EQUITY FUND, INC.                                                 1-Aug-90

  PRUDENTIAL EUROPE GROWTH FUND, INC.                                          31-May-99
  * if applicable

                             ----------------------

                                                                                                           Date of
                                                                   Execution                             Declaration
  Fund Name                                                          Date                                 of Trust*
  ---------                                                          ----                                 --------

  PRUDENTIAL GLOBAL TOTAL RETURN
  FUND, INC./1/                                                       5-Sep-90

  PRUDENTIAL GOVERNMENT INCOME FUND,
  INC./2/                                                            31-Jul-90

  PRUDENTIAL GOVERNMENT SECURITIES TRUST                             26-Jul-90                           22-Sep-81
   Money Market Series
   Short-Intermediate Term Series
   US Treasury Money Market Series

  PRUDENTIAL HIGH YIELD FUND, INC.                                   26-Jul-90

  PRUDENTIAL HIGH YIELD TOTAL RETURN
  FUND, INC.                                                         30-May-97

  PRUDENTIAL INDEX SERIES FUND/3/                                    24-Sep-97                           11-May-92
   Prudential Bond Market Index Fund
   Prudential Europe Index Fund
   Prudential Pacific Index Fund
   Prudential Small-Cap Fund
   Prudential Stock Index Fund

 PRUDENTIAL INSTITUTIONAL LIQUIDITY
 PORTFOLIO, INC.                                                     20-Nov-87
   Institutional Money Market Series

 PRUDENTIAL INTERNATIONAL BOND FUND, INC./4/                         16-Jan-96

 PRUDENTIAL MONEYMART ASSETS, INC.                                   25-Jul-90

 PRUDENTIAL MUNICIPAL BOND FUND                                      25-Aug-87                           3-Nov-86
   High Income Series
   Insured Series



 * if applicable
 /1/formerly Global Total Return Fund, Inc.
 /2/formerly Prudential Government Plus Fund, Inc.
 /3/formerly Prudential Institutional Fund
 /4/formerly The Global Government Plus Fund, Inc.

                             ----------------------

                                                                                                           Date of
                                                                   Execution                             Declaration
  Fund Name                                                          Date                                 of Trust*
  ---------                                                          ----                                 --------

   PRUDENTIAL MUNICIPAL SERIES FUND                                   1-Aug-90                           18-May-84
    Florida Series
    New Jersey Series
    New York Series
    Pennsylvania Series
    Connecticut Money Market Series
    Massachusetts Money Market Series
    New Jersey Money Market Series
    New York Money Market Series

   PRUDENTIAL NATIONAL MUNICIPALS
   FUNDS, INC.                                                       26-Jul-90

   PRUDENTIAL NATURAL RESOURCES FUND, INC.                           18-Sep-87

   PRUDENTIAL PACIFIC GROWTH FUND, INC.                              16-Jul-92

   PRUDENTIAL REAL ESTATE SECURITIES FUND                            18-Feb-98

   PRUDENTIAL SECTOR FUNDS, INC./5/                                  14-May-99
    Prudential Financial Services Fund
    Prudential Health Sciences Fund
    Prudential Technology Fund
    Prudential Utility Fund

   PRUDENTIAL SHORT-TERM CORPORATE BOND
   FUND, INC./6/                                                     25-Jul-89

   PRUDENTIAL SMALL COMPANY FUND, INC./7/                            26-Jul-90

   PRUDENTIAL SPECIAL MONEY MARKET FUND,
   INC.                                                              12-Jan-90

   PRUDENTIAL TAX-FREE MONEY FUND, INC.                              26-Jul-90

   PRUDENTIAL TAX-MANAGED FUNDS/8/                                    8-Dec-98                           17-Sep-98
   Prudential Tax-Managed Equity Fund

   *if applicable
   /5/formerly Prudential Utility Fund, Inc.
   /6/formerly Prudential Structured Maturity Fund, Inc.
   /7/formerly Prudential Growth Opportunity Fund, Inc. and Prudential Small
       Company Value Fund, Inc.
   /8/formerly Prudential Tax-Managed Equity Fund

                             ----------------------

                                                                                                           Date of
                                                                   Execution                             Declaration
  Fund Name                                                          Date                                 of Trust*
  ---------                                                          ----                                 --------

 PRUDENTIAL TAX-MANAGED SMALL CAP
 FUND, INC./9/                                                      1-Aug-97

 PRUDENTIAL TOTAL RETURN BOND FUND,
 INC./10/                                                           3-Jan-95

 PRUDENTIAL 20/20 FOCUS FUND                                       14-Apr-98

 PRUDENTIAL U.S. EMERGING GROWTH
 FUND, INC.                                                        21-Oct-96

 PRUDENTIAL VALUE FUND                                              6-Jan-87                            19-Sep-86

 PRUDENTIAL WORLD FUND, INC.                                        7-Jun-90
   Prudential Global Growth Fund/12/
   Prudential International Value Fund/13/
   Prudential Jennison International Growth Fund

 STRATEGIC PARTNERS SERIES                                          1-Mar-00                             1-Feb-00
   Strategic Partners Focused Growth Fund
   Strategic Partners Focused Value Fund
   Strategic Partners New Era Growth Fund

 TARGET FUNDS                                                      25-Aug-99                             8-Jul-99
   International Equity Fund
   Large Capitalization Growth Fund
   Large Capitalization Value Fund
   Small Capitalization Growth Fund
   Small Capitalization Value Fund
   Total Return Bond Fund

 THE ASIA PACIFIC FUND, INC.                                       24-Apr-87

 THE HIGH YIELD INCOME FUND, INC.                                   6-Nov-87

 THE HIGH-YIELD PLUS FUND, INC.                                    15-Mar-88

 *if applicable
 /9/formerly Prudential Small Cap Quantum Fund, Inc.
 /10/formerly Prudential Diversified Bond Fund, Inc.
 /11/formerly Prudential Global Fund, Inc.
 /12/formerly Global Series
 /13/formerly International Stock Series

                             ----------------------

                                                                                                           Date of
                                                                   Execution                             Declaration
  Fund Name                                                          Date                                 of Trust*
  ---------                                                          ----                                 --------



  THE PRUDENTIAL INVESTMENT PORTFOLIOS
  FUNDS, INC./14/                                                   27-Oct-95
   Prudential Active Balance Fund
   Prudential Jennison Equity Opportunity Fund/15/
   Prudential Jennison Growth Fund

  THE TARGET PORTFOLIO TRUST                                         9-Nov-92                             29-Jul-92
   Large Capitalization Growth Portfolio
   Large Capitalization Value Portfolio
   Small Capitalization Growth Portfolio
   Small Capitalization Value Portfolio
   International Equity Portfolio
   International Bond Portfolio
   Total Return Bond Portfolio
   Intermediate-Term Bond Portfolio
   Mortgage Backed Securities Portfolio
   US Government Money Market Portfolio



                    [Remainder of page intentionally blank.]



 *if applicable
 /14/formerly Prudential Jennison Series Fund, Inc.
 /15/formerly Prudential Jennison Growth and Income Fund